Exhibit 99.1
              Emerging Market Cross-Border Outstandings (1)(2)
                             August 31, 1998
                                Preliminary
($ in billions)


                                                              % Change from
                          August 31,        December 31,       December 31,
                             1998               1997                 1997


Korea, Republic of              $  1.2               $  1.6          -27%
Indonesia                          0.8                  1.3          -35%
Hong Kong                          0.4                  1.0          -58%
Thailand                           0.3                  0.6          -48%
Malaysia                           0.1                  0.3          -72%
Other (3)                          1.2                  1.1            5%
Total Emerging Asia              $ 4.0                $ 5.9          -32%


Brazil                           $ 1.1                $ 1.9          -45%
Mexico                             0.9                  1.0           -3%
Argentina                          0.7                  0.8          -12%
Venezuela                          0.3                  0.3            -
Other (4)                          0.7                  0.8          -15%
Total Latin America              $ 3.7                $ 4.8          -22%


Russian Federation               $ 0.4                $ 1.1          -64%


Total                            $ 8.1                $11.8          -31%


As % of Total Assets              4.7%                 8.4%

(1) Based on FFIEC instructions. Shown by country of ultimate risk. Excludes local country claims on local residents.
(2) Includes commitments and FX/derivatives.
(3) Other includes China-Peoples Rep., China-Rep. of Taiwan, India, Philippines, Singapore and Sri Lanka.
(4) Other includes Chile, Colombia and Peru.